UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2017

 CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2017, CNX Gas Company LLC, a Delaware limited liability (“CNX Gas”) and an indirect wholly owned subsidiary of CNX Resources Corporation, a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with NBL Midstream, LLC, a Delaware limited liability company (“Noble”), pursuant to which CNX Gas will acquire Noble’s 50% membership interest in CONE Gathering LLC, a Delaware limited liability company (“CONE Gathering”), for a cash purchase price of $305 million and the mutual release of all outstanding claims (the “Acquisition”). The closing of the Purchase Agreement is not subject to a financing condition.
CONE Gathering holds all of the interests in CONE Midstream GP LLC, a Delaware limited liability company (the “General Partner”) and the general partner of CONE Midstream Partners LP, a Delaware limited partnership (“CONE”). The General Partner, as the general partner of CONE, owns a two percent general partner interest in CONE and all of the CONE’s incentive distribution rights. Following the closing of the Acquisition (the “Closing”), which is expected to occur in the first quarter of 2018, CNX will own 100% of the outstanding membership interests of CONE Gathering, making CONE a single-sponsor master limited partnership.
The Closing is subject to customary closing conditions, including, among others, (a) the material accuracy of the parties’ representations and warranties as of the Closing, (b) the parties’ performance, in all material respects, of their respective obligations under the Purchase Agreement, and (c) the absence of certain legal impediments to the consummation of the Acquisition.
The Purchase Agreement contains customary representations, warranties and covenants. From and after the Closing, CNX Gas and Noble have agreed to indemnify each other against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase Agreement, subject to certain customary limitations and survival periods.
The Purchase Agreement may be terminated, subject to certain exceptions, (i) upon mutual written consent of CNX Gas and Noble, (ii) if the Closing has not occurred by March 14, 2018 or (iii) for certain material breaches of representations and warranties or covenants that remain uncured.
Item 7.01 Regulation FD.
On December 15, 2017, CNX issued a press release announcing the Purchase Agreement and the Acquisition. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press Release of CNX Resources Corporation, dated December 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX Resources Corporation

By: /s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Administrative Officer

Dated: December 18, 2017